EXHIBIT 11


                              McGLADREY & PULLEN LLP
                   Certified Public Accountants and Consultants




                        CONSENT OF INDEPENDENT AUDITORS




     We hereby consent to the use of our report dated March 31, 1998 on the financial statements of Michigan Daily Tax Free Income Fund, Inc., referred to therein, which is incorporated by reference, in Post-Effective Amendment No. 17 to the Registration Statement on Form N-1A, File No. 33-11642 as filed with the Securities and Exchange Commission.

     We also consent to the reference to our Firm in the Prospectus under the caption "Financial Highlights" and in the Statement of Additional Information under the caption "Counsel and Auditors."




                                             /s/McGLADREY & PULLEN, LLP
                                                McGladrey & Pullen, LLP




New York, New York
June 19, 1998